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                                                                    EXHIBIT 10.4

                                    AGREEMENT

         This agreement (the "Agreement") is made as of the 25th day of August, 1997, by and between High Street Banking Company a North Carolina banking corporation (the "Company") and Anne D. Martin (the "Employee").

                                    RECITALS:

         The Company is a North Carolina state chartered bank operating as a full service commercial bank in Buncombe and Catawba Counties, North Carolina, with expectations of expansion into Henderson County, North Carolina.

         The Company wishes to employ the Employee as its Executive Vice President and Director of Administrative Services.

         The Employee desires to accept such engagement pursuant to the terms hereof.

         Now therefore in consideration of the mutual promises and conditions herein contained and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

         1. Engagement. The Company hereby engages the Employee as Executive Vice President and Director of Administrative Services.

         2. Duties. Subject to the direction and control of the President and Chief Executive officer of the Company, the Employee shall supervise and control the management of the Company in connection with marketing, personnel, operations and all related items and shall have such duties and authority as are normally incident to the position of executive vice president and


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                                                                             -2-

administrative director of a bank together with such other duties and authority as may be prescribed from time to time by the President. The Employee shall at all times discharge her duties in consultation with, and under the supervision of, the President. The Employee shall diligently and conscientiously devote her full and exclusive business time and attention and best efforts in discharging her duties. The Employee shall not take any action which interferes with or detracts from the Company's business or reputation in any way. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company. The Employee shall make her principal office in such place as the Company's Board of Directors and the Employee may from time to time agree.

         3. Term. This Agreement shall continue in full force and effect for a period of five years commencing on the date hereof and terminating on August 24, 2002 unless sooner terminated as provided below. The Employee and the President of the Company shall meet during the third year of employment to discuss this Agreement, any extension thereof, and the Employee's performance hereunder.

         4. Compensation. For the services to be performed hereunder, the Employee shall be entitled to compensation as follows:

         4.1 The Company shall pay to the Employee a salary of Eighty Five Thousand and 00/100 Dollars ($85,000.00) per year, payable in equal semi-monthly installments, subject to applicable withholding,


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together with such performance bonuses as the Board of Directors 000 may from time to time determine. The salary shall be paid in addition to any benefits which the Company may pay to or on behalf of the Employee.

         4.2 The Employee shall be entitled to group health insurance commensurate with that provided for all employees, and to participate in pension or profit sharing programs established for all employees.

         4.3 The Company shall provide the Employee with a monthly automobile expense allowance of $700.00. The Company shall reimburse the Employee for reasonable lodging and meal expenses incurred in connection with Company business upon presentation of documentation and invoices acceptable to the Company.

         4.4 The Company shall provide and pay for a life insurance policy, approved by the Executive Committee of the Company's Board of Directors, on the life of the Employee. The policy shall be owned by the Employee and shall have a face amount of $750,000.00. The Employee may increase such coverage at the Employee's expense. The Company shall provide long-term disability insurance coverage for the Employee on the SAME BASIS AS ESTABLISHED for other executive employees of the Company.

         4.5 The Employee shall be entitled to sick leave and vacation days on the same basis as all other employees.

         5. Non-Competition.

         5.1 Restriction. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a


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                                                                             -4-

period of two years after termination of employment with the Company, will not, in any manner, directly or indirectly, for herself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, engage in or finance any bank or deal in any related services, or engage in any bank business directly or indirectly in competition with that of the Company, within Buncombe County, Catawba County and, at and after such time as the Company has established its Hendersonville office, Henderson County, North Carolina, except that the Employee may acquire up to 2$ of any publicly traded bank stock.

         5.2 No Interference with Clients. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of two years after termination of employment with the Company, will not, in any manner, directly or indirectly, for herself or on behalf of any other person, firm, partnership; corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, (i) directly or indirectly induce any customers or clients of the Company to patronize any bank other than the Company; (ii) canvass, solicit, or accept any such business from a client of the Company; or directly or indirectly request or advise any client of the Company to withdraw, curtail or cancel its business with the Company.


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                                                                             -5-

         5.3 Confidential Information. The Employee acknowledges that she will occupy a position of trust and fiduciary responsibility in the Company and that she or will be making use of, acquiring or adding to the Company's confidential information which includes, without limitation, customer ACCOUNTS AND RELATED INFORMATION, service requirements, contract information, memoranda, technical data, other materials or records of a proprietary nature, and records and policy matters relating to research, finance, accounting, sales, personnel, management, and operations (all of such matters, collectively, "Confidential Information"). The Employee expressly acknowledges that all Confidential Information is a valuable asset of the Company, developed and maintained through a substantial investment of time, effort and expense. The Employee expressly acknowledges that the Company will suffer extensive loss and damage if, during her employment or after the termination thereof for any reason, she should take, disclose, reveal or otherwise make known, or use, directly or indirectly, any Confidential information to the detriment of the Company or for the benefit of competitors of the Company. In order to protect the Confidential Information and to protect other employees who depend on the Company for regular employment, the Employee shall not, during or at any time after the term of employment, in ANY WAY use any Confidential Information except in furtherance of employment by the Company, and will not copy, reproduce, or take the original or any copies of Confidential Information, and will not disclose any such Confidential Information to anyone. Upon termination of


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                                                                             -6-

employment, the Employee shall deliver all Confidential Information, including all copies and excerpts, to the Company. The Employee expressly acknowledges that the Confidential Information is protected under the North Carolina Trade Secrets Act, N.C.G.S. S66-152 et. seq.

         5.4 Judicial Modification. If any provision of this Paragraph 5 is deemed to exceed the limitations permitted by applicable law, then such provision shall be deemed reformed to preserve the intent hereof to the maximum extent permitted by law.

         5.5 Right to Injunction. The Employee expressly recognizes that in the event of a breach of any covenant of this Paragraph 5 the remedy at law would be inadequate, and that any such breach would cause such immediate and permanent damage to the Company as would be irreparable and difficult to ascertain, and that the Company shall therefore have the right to obtain immediate temporary and permanent injunctive relief without the necessity of proving actual damages, which remedy shall be in addition to all other rights and remedies of the Company and not in derogation thereof. It is further understood and agreed that should the Company file suit to restrain and enjoin the Employee from violating the provisions of this Paragraph, the covenants set forth above will be extended by a period of time equivalent to the period of time during which such litigation continues, regardless of whether a preliminary injunction is sought, granted or denied.

         5.6 Survival. The provisions of this Paragraph 5 shall survive the termination of this Agreement.


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                                                                             -7-

         6. Termination. This Agreement and the Employee's employment may be terminated as follows:

         6.1 The Company may terminate this Agreement immediately for Cause by giving written notice of termination to the Employee without prejudice to any other remedy to which the Company may be entitled at law or in equity. For purposes of this Agreement "Cause" shall mean acts or omissions which are disloyal, dishonest or illegal; breach of fiduciary duty; breach of this Agreement; working under the influence of controlled substances; violation of statutes, rules, or regulations pertaining to banks and banking and applicable to the Company; neglect of duties or failure to diligently and effectively perform the duties required hereunder.

         6.2 This Agreement shall terminate upon the death or disability of the Employee.

         6.3 The Company may terminate the Employee's employment for reasons other than for Cause upon 90 days' notice to the Employee. In the event of such termination without Cause, the Employee shall have no further rights under this Agreement except to continue to receive the base salary described in Paragraph 4.1, exclusive of bonuses, and the Company shall continue to pay the premiums on the life insurance policy described in Paragraph 4.4, throughout the original contract period ending August 24, 2002.

         7. Entire Agreement: Binding, Effect and Prohibition of Assignment; No Waiver of Subsequent Breach. This Agreement contains the entire understanding of the parties with respect to its subject matter. The provisions of this Agreement shall be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns. The rights of the Employee under this Agreement are personal to the Employee and may not be assigned without the Company's prior
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                                                                             -8-

written consent. The waiver of a breach of this Agreement shall not be construed as a waiver of any subsequent breach.

         8. Governing Law. This Agreement shall be construed and enforced under the laws of North Carolina in North Carolina courts.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10. Amendments. All amendments of this Agreement shall be in writing signed by the parties.

         11. Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail to the recipient at the address indicated under the signatures to this Agreement or at such other address as any party hereto shall designate to the other parties in writing.

         In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officers, and its corporate seal to be hereunto affixed, and the Employee has herewith affixed her hand and seal, all as of the day and year first above written.


                                        THE COMPANY:

                                        HIGH STREET BANKING COMPANY

ATTEST:



/s/ Anne D. Martin, Secretary           By /s/ J. Edgar McFarland
------------------------------          ---------------------------------
Anne D. Martin, Secretary                 J. Edgar McFarland, President
                                          1292 Hendersonville Road
                                          Asheville, NC 28803

(CORPORATE SEAL)
                                        THE EMPLOYEE:



                                        /s/ Anne D. Martin
                                        ---------------------------------
                                        Anne D. Martin
                                        _________________________________
                                        _________________________________